UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

                      April 4, 2003
Date of Report (Date of earliest event reported)

X POINT WEST CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-27736 (Commission File Number)	94-3165263 (I.R.S. Employer Identification Number)
1750 Montgomery Street San Francisco, California (Address of principal executive offices)	94111 (Zip Code)
(415) 394-9467 (Registrant’s telephone number, including area code)

Item 5. Other Events

                    On April 4, 2003,  Point West Capital Corporation Announced Updated Information.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

     99.1    Text of Press Release dated On April 4, 2003.

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SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 4, 2003

POINT WEST CAPITAL CORPORATION

By: /s/ John Ward Rotter
John Ward Rotter
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Document Description	Sequential Page Number
99.1	Text of Press Release dated April 4, 2003
5

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FOR IMMEDIATE RELEASE
April 4, 2003

POINT WEST CAPITAL CORPORATION
ANNOUNCES UPATED INFORMATION

        SAN FRANCISCO -- (April 4, 2003) Point West Capital Corporation (OTC Symbol: PWCC.OB) announced today that, as of March 31, 2003, the Company had approximately $150,000 of cash and cash equivalents, approximately $140,000 of other miscellaneous receivables, and less than $10,000 of payables.

        The Company also announced that, since the third quarter of 2002, the Company’s only business activity has been its continued efforts to seek consent (the "Consent") from the Allegiance Capital Trust investors (the "Investors") to dissolve certain of the Allegiance entities and transfer the debt certificates held by Allegiance Funding I, LLC ("Allegiance Certificates"). The Allegiance Certificates are the Company’s remaining material non-cash asset. See the Company’s Form 10-QSB for the quarterly period ended September 30, 2002 for further information regarding the Allegiance Certificates.

        At March 31, 2003, the Allegiance loans receivable were $28.9 million, assets held for sale (which include funeral homes purchased from two Allegiance borrowers and a funeral home that Allegiance acquired via foreclosure) were $1.4 million and the Allegiance debt payable was $28.5 million. If the Company receives the Consent, the loans receivable, assets held for sale, and the debt payable reflected on the Company’s consolidated balance sheet will be eliminated because Point West Capital will no longer control Allegiance Funding I, LLC.

        The Company has been provided with some information regarding the performance of the underlying loans and, based on the apparent continuing problems with the loans, the Company believes that the loans receivable have declined in value and the Allegiance Certificates have declined in value accordingly. As a result, if the Consent had been received on March 31, 2003, the Company’s assets would have been approximately $1.8 million, which consists of cash, the estimated value of the Allegiance Certificates and the estimated value of other miscellaneous receivables, with negligible payables.

        The Company does not have any business operations and does not have any prospect of resuming business operations. If the Company receives the Consent, the Company plans to seek shareholder approval to dissolve the Company. Following that approval, the Company will attempt to sell the Allegiance Certificates and other miscellaneous receivables in order to distribute the resulting proceeds together with the Company’s other assets to the shareholders, less any amounts retained to satisfy any liabilities. No assurance can be given that the Consent or other resolution will be obtained or, if obtained, that the Company will be able to sell the Allegiance Certificates on satisfactory terms or at all. If it is unable to resolve satisfactorily this matter, the Company may seek relief through a Chapter 7 bankruptcy liquidation proceeding.

        Ward Rotter, the CEO, and Joanna Zesiger, the CFO, are the only remaining employees of the Company. They work on an hourly basis as needed. The office is leased on a month-by-month basis.

        The Company does not have the resources to bear ongoing expenses necessary to produce audited financial statements and to continue to file reports under the Securities and Exchange Act of 1934. As a result, the Company does not anticipate filing a Form 10-KSB for the year ended December 31, 2002 or any future Form 10-QSB. Any future material information relating to the Company will be reported on Form 8-K.

CONTACTS:     POINT WEST CAPITAL CORPORATION, SAN FRANCISCO.
              John W. Rotter, 415/362-1977 x1